Exhibit 99

FOR MORE INFORMATION CONTACT:

R. David Martin Chief Financial Officer Action Performance Companies 602-337-3636

or

Jeff Schoenborn Burson-Marsteller 212-614-4792 jeffrey_schoenborn@nyc.bm.com

Action Performance Reports Fiscal Year and Fourth Quarter 2003 Results

     PHOENIX – November 5, 2003 – Action Performance Companies, Inc. (NYSE: ATN), the leader in the design, marketing, promotion, and distribution of licensed motorsports merchandise, today reported financial results for the fourth quarter and fiscal year ended September 30, 2003.

     The company reported fourth quarter revenues of $106.2 million, compared to $110.5 million during the same period last year. Net income for fourth quarter 2003 was $2.7 million, or $0.15 cents per share, compared to $13.0 million, or $0.70 cents per share for the fourth quarter 2002. Revenues were consistent with expectations set forth by management in July, while earnings were in line with last month’s adjusted guidance.

     “As managers and shareholders, we clearly recognize the need to achieve our financial expectations,” Action Chairman and Chief Executive Officer Fred Wagenhals explained. “At the same time, we’re pleased to report that the fourth quarter saw the company continue to generate profits and cash flows while enhancing an already strong balance sheet. Further, increasing popularity of NASCAR and other motorsports will continue to benefit Action, and we’re looking forward to this trend and a better economy in 2004 and beyond.”

     Action also reported fiscal 2003 revenue of $370.6 million, compared to $406.9 million during the fiscal year ended September 30, 2002. Net income for 2003 was $24.2 million, or $1.33 per share, compared to $44.9 million, or $2.41 per share in the year prior.

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Action Performance
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     In addition, Action Performance reported fiscal 2003 distribution channel revenues at September 30, 2003, in thousands:

	Fourth	Fourth	12	12
	Quarter	Quarter	Months	Months
	2003	2002	2003	2002
Die-Cast:
Wholesale distribution and promotion -
Domestic	$25,541	$30,895	$102,279	$146,286
Foreign	9,122	7,843	34,631	29,433
Wholesale to mass-merchant retailers	2,350	13,332	22,140	35,900
Retail through Collector’s Catalogue Club	5,545	6,965	24,406	27,295

Total die-cast	42,558	59,035	183,456	238,914

Apparel and Other Memorabilia:
Wholesale distribution and promotion	23,910	15,818	82,254	65,032
Retail at trackside	17,473	18,042	52,456	57,264
Wholesale to mass-merchant retailers	21,363	17,032	49,496	42,523

Total apparel and other memorabilia:	62,746	50,892	184,206	164,819
Royalties and Other	867	569	2,981	3,169

Net Sales	$106,171	$110,496	$370,643	$406,902

Net Sales from subsidiaries acquired in 2002	$20,544	$11,986	$35,468	$12,967

     As with the previous quarter mass retail die-cast orders were substantially lower than in the same period of the year prior. However, apparel and other memorabilia sales from all channels increased. Sales from all 2002 acquisitions including Jeff Hamilton Collections, which was acquired in the fourth quarter of 2002, exceeded management’s revenue expectations for the quarter as expected synergies from use of Action’s licenses created additional revenues.

     The company previously reported that income for the quarter would decline, in part, due to a reduction in gross margins arising principally from a program to reduce apparel and other specialty inventories and increased freight expenses. In addition, gross margins decreased due to a $1.8 million provision for prepaid royalties due to lower than anticipated die-cast revenues for the last six months of calendar 2003. Operating expenses increased principally as a result of higher promotional expenses, increased commissions, a $0.8 million charge-off related to the settlement of a mediation proceeding, and a $1.7 million receivable allowance provision for one customer with overdue invoices.

     Other income (expense) included $698 thousand of interest expense related to settlement of an IRS audit through 2000 and an exchange gain of $334 thousand.

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     Action Chief Financial Officer, David Martin, stated, “The combination of reduced margins and increased expenses produced disappointing results. We believe that the margin reductions and similarly the expense increases are due to quarter specific events or non-routine adjustments necessary because of the fiscal 2003 economy. While we did make provisions for certain prepaid royalties, those driver’s programs were profitable during fiscal 2003, but at a reduced rate of profitability.”

     EBITDA for the quarter and fiscal year were $10.2 million and $66.0 million, respectively, compared with $27.4 million and $99.3 million, respectively, in the previous year. A reconciliation of this non-GAAP financial measure to the financials prepared in accordance with GAAP is set forth in an attached schedule.

     Free cash flow, defined as cash flow from operations less capital expenditures, for the quarter and fiscal year was $5.2 million and $6.4 million, respectively, compared with $6.7 million and $27.2 million, respectively, in the prior year periods.

     Action Performance made planned capital expenditures totaling $6.3 million and $33.1 million during the fourth quarter and fiscal 2003, respectively. Capital expenditures were abnormally high during fiscal 2003 due to the Monte Carlo retooling, building additions in Germany and Charlotte, and computer system enhancements in Charlotte and at trackside. Fourth quarter expenditures are more typical of those expected on a quarterly basis next year.

     “Action’s business model and strong balance sheet, with a book value of $14.32 per share (based on 18.3 million shares outstanding), enables us to seek and capitalize on appropriate expansion opportunities, as demonstrated by the recent Funline Merchandise Co., Inc. acquisition,” Martin said. “Such acquisitions have allowed us to diversify the company’s product mix and develop marketing and distribution synergies.”

     Action’s September 30, 2003 cash balance remained strong at $49.5 million, despite the $15 million in cash used for the acquisition of Funline. Working capital, as measured by the current ratio, was 2.8 times at September 30, 2003, compared to 3.0 times at September 30, 2002.

     Days sales outstanding were 55 days at September 30, 2003 excluding the $6.4 million of Funline receivables acquired September 25, 2003, compared to 52 days at June 30, 2003, and 51 days at September 30, 2002.

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     Inventories at September 30, were as follows, in thousands:

	2003	2002
Die-Cast:
Motorsports Related:
United States	$5,031	$5,535
Germany	3,797	3,996
Funline	8,496	—

Total Die-Cast	17,324	9,531

Apparel and Other:
Motorsports Related	19,240	20,384
Other	6,668	3,552

Total Apparel and Other	25,908	23,936

Total Inventories	$43,232	$33,467

     Other apparel inventories increased to support subsidiaries acquired in late fiscal 2002.

Fiscal 2004 Guidance

     As previously indicated, die-cast sales to mass retailers declined in fiscal 2003. While orders for shipments in the December quarter have increased from the previous two quarters and mass retailers have indicated that orders are expected to increase year over year, mass retail die-cast revenues in the December quarter are expected to be less than 50% of the amounts in the prior year. The company is also seeing cautious ordering patterns from die-cast distributors, as hobby and specialty store retailers manage their inventory risk. In addition, the production of certain teams’ NASCAR die-cast replicas is being delayed until the second fiscal quarter because team paint schemes are not finalized. While orders from distributors have increased in recent weeks, wholesale distribution and promotion die-cast revenues for the December quarter will be less than a year ago. Under Action Performance’s own conservative inventory management policies, die-cast products sold to mass retailers and distributors are manufactured only upon receipt of confirmed orders.

     For the fiscal year ending September 30, 2004, management expects to report revenues of $400 million to $425 million and fully diluted EPS of $1.70 to $1.95. While Action has not issued guidance for the fiscal first quarter ended December 31, 2003, the company indicated that it expects to be profitable and anticipates continuing to generate free cash flow. However, the company believes that, due to the previously noted matters effecting die-cast orders, analysts’ consensus estimates for the December quarter are overstated.

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     Action further announced that due to continuing uncertainty regarding general economic conditions, the inherent quarterly variability in the motorsports merchandise industry due, in part, to timing of finalization of regular and special paint scheme programs and in keeping with the practice being adopted by a growing number of companies, management will refrain from providing specific quarterly revenue and earnings guidance. Action remains very focused on delivering sustainable, profitable results over the long-term and will continue to provide annual earnings and revenue guidance.

About Action Performance

     Action Performance Companies Inc. (NYSE: ATN) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail, department stores, and specialty dealers. Additional information about Action Performance can be found at www.action-performance.com.

Forward-looking Statements

     This press release contains forward-looking statements regarding expectations for revenues, EBITDA, net income, cash flow and capital and other funding needs, growth strategy, operational plans, and guidance for future periods. The Company’s actual results could differ materially from those set forth in these forward-looking statements. Factors that might cause such differences include, among others, the ability of the Company to successfully execute its business plan, competitive pressures, acceptance of the Company’s products and services in the marketplace, the success of new marketing programs, the Company’s ability to successfully execute its agreements with other parties, and other risks discussed in the Company’s Form 10-K, dated September 30, 2002, on file with the U.S. Securities and Exchange Commission.

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Action Performance
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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Balance Sheets
September 30, 2003 and 2002
(in thousands)

	2003	2002

ASSETS
Current Assets:
Cash and cash equivalents	$49,462	$69,585
Accounts receivable, net	69,890	61,313
Inventories	43,232	33,467
Prepaid royalties	6,540	6,938
Deferred taxes	5,291	3,155
Prepaid expenses and other	3,161	2,397

Total Current Assets	177,576	176,855
Property and Equipment, net	62,951	46,378
Goodwill, Licenses and Other Intangibles, net	131,874	108,514
Other Assets	2,357	6,169

	$374,758	$337,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$36,734	$28,958
Accrued royalties	11,762	15,146
Accrued expenses	11,764	10,545
Income taxes payable	3,156	4,265
Current portion of long-term debt	567	423

Total Current Liabilities	63,983	59,337

Long-Term Liabilities:
Long-term debt	34,425	40,360
Deferred taxes and other	11,816	5,696

Total Long-Term Liabilities	46,241	46,056

Commitments and Contingencies Minority Interests	2,941	3,135
Shareholders’ Equity	261,593	229,388

	$374,758	$337,916

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ACTION PERFORMANCE COMPANIES, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income
Three and Twelve Months Ended September 30, 2003 and 2002
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended

	2003	2002	2003	2002

Net sales	$106,171	$110,496	$370,643	$406,902
Cost of sales	75,039	68,850	245,879	250,810

Gross profit	31,132	41,646	124,764	156,092

Operating expenses:
Selling, general and administrative	26,220	20,888	83,783	77,214
Amortization of licenses and other intangibles	841	1,031	3,416	2,797

Total operating expenses	27,061	21,919	87,199	80,011

Income from operations	4,071	19,727	37,565	76,081
Interest expense	(357)	(657)	(2,085)	(3,029)
Other income (expense), net	(383)	1,268	2,246	(499)

Income before income taxes	3,331	20,338	37,726	72,553
Income taxes	635	7,326	13,499	27,606

Net income	2,696	13,012	24,227	44,947
Other comprehensive income (loss)	97	(1,922)	2,118	1,019

Comprehensive income	$2,793	$11,090	$26,345	$45,966

Earnings Per Common Share:
Basic	$0.15	$0.73	$1.36	$2.56
Diluted	$0.15	$0.70	$1.33	$2.41
Weighted Average Shares Outstanding:
Basic	17,916	17,779	17,856	17,565
Diluted	18,368	19,148	18,259	19,231

Amounts for 2002 have been adjusted to reflect adoption of SFAS No.145 effective October 1, 2002. Prior to adoption, gains and losses on extinguishment of debt were reflected as extraordinary items. Gain and losses on extinguishment of debt are now included in other income (expense).

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
Twelve Months Ended September 30, 2003 and 2002
(in thousands)

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,227	$44,947
Adjustments to reconcile net income to cash provided by operations-
Deferred income taxes	3,354	(133)
Depreciation and amortization	26,153	23,722
Stock option tax benefits	623	2,864
Gain on extinguishment of debt	(34)	1,361
Other	982	1,977
Changes in assets and liabilities, net-
Accounts receivable, net	(1,865)	(18,518)
Accounts payable and accrued expenses	(6,117)	5,869
Income taxes payable	(1,851)	(3,366)
Inventories	(363)	(4,522)
Prepaid royalties and accrued royalties	(4,226)	1,630
Other	(1,395)	(3,106)

Net cash provided by operating activities	39,488	52,725

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(33,121)	(25,539)
Acquisitions of businesses and intangibles, net of costs	(15,795)	(19,006)
Other	—	(238)

Net cash used in investing activities	(48,916)	(44,783)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt borrowings – German mortgage	3,001	—
Long-term debt repayments	(9,429)	(6,397)
Common stock purchases for treasury	(2,024)	(1,975)
Dividends paid — common shareholders	(2,497)	—
Dividends paid — minority interest shareholders	(1,256)	(1,353)
Stock option and other exercise proceeds	871	6,618

Net cash used in financing activities	(11,334)	(3,107)

Effect of exchange rates on cash and cash equivalents	639	236

Net change in cash and cash equivalents	(20,123)	5,071
Cash and cash equivalents, beginning of period	69,585	64,514

Cash and cash equivalents, end of period	$49,462	$69,585

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Reconciliation of EBITDA to GAAP Reporting
Three and Twelve Months Ended September 30, 2003 and 2002
(in thousands)

	Three Months Ended		Twelve Months Ended

	2003	2002	2003	2002

Income Before Income Taxes	$3,331	$20,338	$37,726	$72,553
Interest Expense	357	657	2,085	3,029
Depreciation and Amortization:
Depreciation — cost of sales	4,474	3,782	17,199	14,757
Depreciation — operating expenses	1,245	1,563	5,538	6,168
Amortization of licenses and other intangibles	841	1,031	3,416	2,797

Total depreciation and amortization	6,560	6,376	26,153	23,722

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$10,248	$27,371	$65,964	$99,304

The company supplements its consolidated financial statements under generally accepted accounting principles (GAAP) with a presentation of EBITDA, a non-GAAP financial measure. Action Performance considers EBITDA to be an important indicator of its operating margin. EBITDA should be considered an addition to, not a substitute for, the company’s other measures of financial performance reported in the consolidated financial statements in accordance with GAAP.

Amounts for 2002 have been adjusted to reflect adoption of SFAS No.145 effective October 1, 2002. Prior to adoption, gains and losses on extinguishment of debt were reflected as extraordinary items. Gains and losses on extinguishment of debt are now included in other income (expense).

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